EXHIBIT 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the registration statements No. 333-147449 and 333-160302 on Form S-8 of our report dated June 18, 2025, appearing in this Annual Report on Form 11-K of Vulcan 401(k) Plan for the year ended December 31, 2024.
/s/ WARREN AVERETT, LLC
Atlanta, Georgia
June 18, 2025
Exhibit 23(a)

EXHIBIT 23(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in registration statements No. 333-147449 and 333-160302 on Form S-8 of our report dated June 17, 2024, relating to our audit of the financial statements of the Vulcan 401(k) Plan as of and for the year ended December 31, 2023, which appears in this Annual Report on Form 11-K for the year ended December 31, 2024.
/s/ DELOITTE & TOUCHE, LLP
Birmingham, Alabama
June 18, 2025

Exhibit 23(b)